Exhibit 99.1

EA REPORTS FOURTH QUARTER AND FISCAL YEAR 2007 RESULTS

Harry Potter to Launch Worldwide on Seven Platforms on June 25, 2007

Fifteen Games Based on Wholly Owned Properties Planned for Fiscal 2008

REDWOOD CITY, CA – May 8, 2007 – Electronic Arts (NASDAQ: ERTS) today announced preliminary financial results for its fiscal fourth quarter and fiscal year ended March 31, 2007.

Fiscal Fourth Quarter Results (comparisons are to the quarter ended March 31, 2006)

Net revenue for the fourth quarter was $613 million, down four percent as compared with $641 million for the prior year primarily due to the transition to next generation systems. Sales were driven by Command & Conquer 3 Tiberium Wars™, Need for Speed™ Carbon, DEF JAM: ICON™ and The Sims™ 2 Seasons.

Gross profit for the quarter was $378 million, down five percent year-over-year. Net loss for the quarter was $25 million as compared with a net loss of $16 million for the prior year. The Company adopted Statement of Financial Accounting Standards (SFAS) No. 123(R) “Share-Based Payment” at the beginning of its fiscal year resulting in an after-tax stock-based compensation charge of $24 million, or $0.08 per share, in the fourth quarter. Diluted loss per share was $0.08 as compared with $0.05 for the prior year.

Non-GAAP net income was $19 million as compared with $43 million a year ago. Non-GAAP diluted earnings per share were $0.06 as compared with $0.14 for the prior year. (Please see Non-GAAP Financial Measures and reconciliation information included in this release.)

Full Year Results

Net revenue for the fiscal year ended March 31, 2007 was $3.091 billion, up five percent as compared with $2.951 billion for the prior year. Seven titles sold more than three million copies: Madden NFL 07, Need for Speed Carbon, FIFA 07, The Sims™ 2 Pets, The Sims™ 2, Need for Speed™ Most Wanted and 2006 FIFA World Cup™.

Gross profit for the year was $1.879 billion, up six percent year-over-year. Net income for the year was $76 million as compared with $236 million for the prior year. The Company incurred an after-tax stock-based compensation charge of $107 million, or $0.34 per share, for the year. Diluted earnings per share were $0.24 as compared with $0.75 for the prior year.

Non-GAAP net income was $247 million as compared with $301 million a year ago. Non-GAAP diluted earnings per share were $0.78 as compared with $0.96 for the prior year. (Please see Non-GAAP Financial Measures and reconciliation information included in this release.)

Trailing-twelve-month operating cash flow was $397 million as compared with $596 million a year ago. The Company ended the quarter with cash, short-term investments and marketable equity securities of $2.976 billion.

“EA has a powerful set of franchises, strong brands and great talent,” said John Riccitiello, Chief Executive Officer. “It is a great honor to rejoin this team and have the opportunity to build on its success.”

“We have a strong lineup for the year ahead,” said Warren Jenson, Chief Financial and Administrative Officer. “We expect to launch more than fifteen games based on wholly owned properties – including Medal of Honor Airborne™, Army of Two™, Boogie™, MySims™, Battlefield Bad Company*, SKATE and Need for Speed™.”

Highlights for the Year (comparisons are to the fiscal year ended March 31, 2006)

•

Net revenue: North America – up five percent to $1.666 billion; Europe – up seven percent to $1.261 billion; Asia – down 15 percent to $164 million. Movements in foreign currency rates positively impacted net revenue by $53 million, or two percent.

•

Mobility-based revenue, which includes handhelds and cellular handsets, was $540 million – up 37 percent. The increase is primarily a result of a full year of cellular handset revenue from the acquisition of JAMDAT Mobile™ and sales growth on the Nintendo DS™.

•	Digital revenue was a record $127 million – up 47 percent year-over-year.
•	Club Pogo™ surpassed 1.5 million paying subscribers – up 23 percent year-over-year.
•

Madden NFL 07 was the industry’s most popular game of 2006 in North America and was EA’s top seller for the fiscal year. Need for Speed Carbon sold over 8.5 million copies – making it EA’s second-best-performing title.

•	Titles from The Sims™ franchise sold 22 million copies in the year – with The Sims 2 Pets selling 5.6 million copies and The Sims 2 selling 3.9 million copies.
•	EA completed five acquisitions during the year – Digital Illusions, Mythic Entertainment, Headgate Studios, Phenomic and SingShot.
•	EA Partners signed agreements to bring Rock Band, Mercenaries 2: World in Flames™ and Hellgate™: London to consumers.
•	EA made a 19 percent equity investment in Neowiz which closed in April, 2007.

Deferred Net Revenue Recognition For Certain Online-Enabled Packaged Goods

The Company reiterated that starting in fiscal year 2008, it will begin recognizing net revenue associated with certain online-enabled packaged goods games over the estimated hosting service period. As a result, the Company anticipates that a significant amount of net revenue that otherwise would have been recognized in fiscal 2008 will be recognized in fiscal 2009.

Business Outlook

The following forward-looking statements, as well as those made above, reflect expectations as of May 8, 2007. Results may be materially different and are affected by many factors, such as: consumer demand for next-generation consoles and the ability of the console manufacturers to produce an adequate supply of consoles to meet that demand; the popular appeal of EA’s products; development delays on EA’s products; changes in foreign exchange rates; the overall global economy; competition in the industry; EA’s effective tax rate and other factors detailed in this release and in EA’s annual and quarterly SEC filings.

Fiscal Year Expectations – Ending March 31, 2008

•	Net revenue is expected to be between $3.1 and $3.4 billion.
•	Non-GAAP net revenue is expected to be between $3.6 and $3.8 billion.
•	GAAP diluted loss per share is expected to be between ($0.77) and ($0.23).

•

Non-GAAP diluted earnings per share are expected to be between $0.90 and $1.20. Expected non-GAAP diluted earnings per share exclude the following items from expected GAAP diluted loss per share: approximately $0.98 to $1.23 for changes in deferred net revenue related to packaged goods and digital content; approximately $0.31 of estimated stock-based compensation; approximately $0.13 of amortization of intangible assets; and approximately $0.02 of estimated restructuring charges.

Fiscal First Quarter Expectations – Ending June 30, 2007

•	Net revenue is expected to be between $300 and $360 million.
•	Non-GAAP net revenue is expected to be between $350 and $400 million.
•	GAAP diluted loss per share is expected to be between ($0.66) and ($0.56).
•

Non-GAAP diluted loss per share is expected to be between ($0.40) and ($0.34). Expected non-GAAP loss per share excludes the following items from expected GAAP diluted loss per share: approximately $0.10 to $0.14 for changes in deferred net revenue related to packaged goods and digital content; approximately $0.08 of estimated stock-based compensation; and approximately $0.04 of amortization of intangible assets.

Conference Call

Electronic Arts will host a conference call today at 2:00 pm PT (5:00 pm ET) to review its results for the fourth quarter and fiscal year ended March 31, 2007 and its outlook for the future. During the course of the call, Electronic Arts may also disclose material developments affecting its business and/or financial performance. Listeners may access the conference call live through the following dial-in number: (800) 946-0742, access code 220497, or via webcast: http://investor.ea.com.

A dial-in replay of the conference call will be provided until May 15, 2007 at (719) 457-0820, access code 220497. A webcast archive of the conference call will be available for one year at http://investor.ea.com.

Non-GAAP Financial Measures

To supplement the Company’s unaudited condensed consolidated financial statements presented in accordance with GAAP, Electronic Arts uses certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. The non-GAAP financial measures used by Electronic Arts include non-GAAP gross profit, non-GAAP operating income (loss), non-GAAP net income (loss) and historical and estimated non-GAAP diluted earnings (loss) per share. These non-GAAP financial measures exclude the following items from the Company’s consolidated statement of operations:

•	Acquired in-process technology
•	Amortization of intangibles
•	Certain litigation expenses
•	Restructuring charges
•	Stock-based compensation

•	Income tax adjustments (consisting of the income tax effect of the items listed above and certain one-time income tax adjustments)

Electronic Arts may consider whether other significant non-recurring items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses.

Beginning with the release of its first quarter results for fiscal 2008, Electronic Arts intends, on a prospective basis, to reflect the change in its deferred net revenue related to certain online-enabled packaged goods games and digital content in its non-GAAP financial measures, including non-GAAP net revenue.

Electronic Arts believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding the Company’s performance by excluding certain items that may not be indicative of the Company’s core business, operating results or future outlook. Electronic Arts’ management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing the Company’s operating results both as a consolidated entity and at the business unit level, as well as when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate comparisons of the Company’s performance to prior periods.

In addition to the reasons stated above, which are generally applicable to each of the items Electronic Arts excludes from its non-GAAP financial measures, the Company believes it is appropriate to exclude certain items for the following reasons:

Amortization of Intangibles. When analyzing the operating performance of an acquired entity, Electronic Arts’ management focuses on the total return provided by the investment (i.e., operating profit generated from the acquired entity as compared to the purchase price paid) without taking into consideration any allocations made for accounting purposes. Because the purchase price for an acquisition necessarily reflects the accounting value assigned to intangible assets (including acquired in-process technology and goodwill), when analyzing the operating performance of an acquisition in subsequent periods, the Company’s management excludes the GAAP impact of acquired intangible assets to its financial results. Electronic Arts believes that such an approach is useful in understanding the long-term return provided by an acquisition and that investors benefit from a supplemental non-GAAP financial measure that excludes the accounting expense associated with acquired intangible assets.

In addition, in accordance with GAAP, Electronic Arts generally recognizes expenses for internally-developed intangible assets as they are incurred, notwithstanding the potential future benefit such assets may provide. Unlike internally-developed intangible assets, however, and also in accordance with GAAP, the Company generally capitalizes the cost of acquired intangible assets and recognizes that cost as an expense over the useful lives of the assets acquired (other than goodwill, which is not amortized, and acquired in-process technology, which is expensed immediately, as required under GAAP). As a result of their GAAP treatment, there is an inherent lack of comparability between the financial performance of internally-developed intangible assets and acquired intangible assets. Accordingly, Electronic Arts believes it is useful to provide, as a supplement to its GAAP operating results, a non-GAAP financial measure that excludes the amortization of acquired intangibles.

Stock-Based Compensation. Electronic Arts adopted SFAS 123(R), “Share-Based Payment” beginning in its fiscal year 2007. When evaluating the performance of its individual business units, the Company does not consider stock-based compensation charges. Likewise, the

Company’s management teams exclude stock-based compensation expense from their short and long-term operating plans. In contrast, the Company’s management teams are held accountable for cash-based compensation and such amounts are included in their operating plans. Further, when considering the impact of equity award grants, Electronic Arts places a greater emphasis on overall shareholder dilution rather than the accounting charges associated with such grants.

Video game platforms have historically had a life cycle of four to six years, which causes the video game software market to be cyclical. The Company’s management analyzes its business and operating performance in the context of these business cycles, comparing Electronic Arts’ performance at similar stages of different cycles. For comparability purposes, Electronic Arts believes it is useful to provide a non-GAAP financial measure that excludes stock-based compensation in order to better understand the long-term performance of its core business. In addition, given the Company’s adoption of SFAS 123(R), “Share-Based Payment” beginning with its fiscal year ending March 31, 2007, Electronic Arts believes that a non-GAAP financial measure that excludes stock-based compensation will facilitate the comparison of its year-over-year results.

Restructuring Charges. Although Electronic Arts has engaged in various restructuring activities over the past several years, each has been a discrete, extraordinary event based on a unique set of business objectives. Each of these restructurings has been unlike its predecessors in terms of its operational implementation, business impact and scope. The Company does not engage in restructuring activities on a regular basis or in the ordinary course of business. As such, the Company believes it is appropriate to exclude restructuring charges from its non-GAAP financial measures.

Change in Deferred Net Revenue – Packaged Goods and Digital Content. Beginning in fiscal 2008, Electronic Arts will no longer be able to objectively determine the fair value of the online hosting services included in certain of its packaged goods games. As a result, the Company will recognize the revenue from the sale of these games over the estimated online service period. Although Electronic Arts will defer the recognition of a significant portion of its net revenue as a result of this change, there will be no adverse impact to its operating cash flow. Internally, Electronic Arts’ management intends to reflect the change in its deferred net revenue related to packaged goods games and digital content in its non-GAAP financial measures when evaluating the Company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team. The Company believes that reflecting the change in deferred net revenue in its operating results is important to facilitate an understanding of the cash characteristics of its business, as well as comparisons to prior periods during which the Company’s accounting policies did not result in the deferral of significant amounts of net revenue related to online-enabled packaged goods.

In the financial tables below, Electronic Arts has provided a reconciliation of the most comparable GAAP financial measure to each of the historical non-GAAP financial measures used in this press release.

Forward-Looking Statements

Some statements set forth in this release, including the estimates under the headings “Business Outlook” and “Deferred Revenue Recognition For Certain Online-Enabled Packaged Goods” contain forward-looking statements that are subject to change. Statements including words such as "anticipate", "believe", “estimate” or "expect" and statements in the future tense are forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual events or actual future results to differ materially from the expectations set forth in the forward-looking statements. Some of the factors which could cause the Company’s results to differ materially from its expectations include the following: the consumer demand for, and the availability of an adequate supply of next-generation hardware units (including the Xbox 360™ video game and entertainment system, the PLAYSTATION®3 computer entertainment system and the Wii™); the Company’s ability to predict consumer preferences among competing hardware platforms; consumer spending trends; the seasonal and cyclical nature of the interactive game segment; timely development and release of Electronic Arts’ products; competition in the interactive entertainment industry; the Company’s ability to manage expenses during fiscal year 2008; the Company’s ability to attract and retain key personnel; changes in the Company’s effective tax rates; adoption of new accounting regulations and standards; potential regulation of the Company’s products in key territories; developments in the law regarding protection of the Company’s products; fluctuations in foreign exchange rates; the Company’s ability to secure licenses to valuable entertainment properties on favorable terms; and other factors described in the Company’s Annual Report on Form 10-K for the year ended March 31, 2006 and Quarterly Report on Form 10-Q for the quarter ended December 31, 2006. These forward-looking statements speak only as of May 8, 2007. Electronic Arts assumes no obligation and does not intend to update these forward-looking statements, including those made under the “Business Outlook” and “Deferred Revenue Recognition For Certain Online-Enabled Packaged Goods” headings. In addition, the financial results set forth in this release are estimates based on information currently available to Electronic Arts. While Electronic Arts believes these estimates are meaningful, they could differ from the actual amounts that Electronic Arts ultimately reports in its Annual Report on Form 10-K for the fiscal year ended March 31, 2007. Electronic Arts assumes no obligation and does not intend to update these estimates prior to filing its Form 10-K for the fiscal year ended March 31, 2007.

About Electronic Arts

Electronic Arts Inc. (EA), headquartered in Redwood City, California, is the world’s leading interactive entertainment software company. Founded in 1982, the company develops, publishes, and distributes interactive software worldwide for video game systems, personal computers, cellular handsets and the Internet. Electronic Arts markets its products under four brand names: EA SPORTSTM, EATM, EA SPORTS BIGTM and POGOTM. In fiscal 2007, EA posted revenue of $3.09 billion and had 24 titles that sold more than one million copies. EA’s homepage and online game site is www.ea.com. More information about EA’s products and full text of press releases can be found on the Internet at http://info.ea.com.

*Battlefield Bad Company is a working title. All trademarks are the property of their respective owners.

For additional information, please contact:

Tricia Gugler	Jeff Brown
Director, Investor Relations	Vice President, Corporate Communications
650-628-7327	650-628-7922

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Operations

(in millions, except per share data)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2007	2006	2007	2006 (a)
Net revenue	$613	$641	$3,091	$2,951
Cost of goods sold	235	244	1,212	1,181

Gross profit	378	397	1,879	1,770

Operating expenses:
Marketing and sales	116	102	466	431
General and administrative	66	54	288	215
Research and development	257	188	1,041	758
Amortization of intangibles	7	4	27	7
Acquired in-process technology	—	7	3	8
Restructuring charges	3	17	15	26

Total operating expenses	449	372	1,840	1,445

Operating income (loss)	(71)	25	39	325
Interest and other income, net	30	14	99	64

Income (loss) before provision for (benefit from) income taxes and minority interest	(41)	39	138	389
Provision for (benefit from) income taxes	(16)	54	66	147

Income (loss) before minority interest	(25)	(15)	72	242
Minority interest	—	(1)	4	(6)

Net income (loss)	$(25)	$(16)	$76	$236

Earnings (loss) per share:
Basic	$(0.08)	$(0.05)	$0.25	$0.78
Diluted	$(0.08)	$(0.05)	$0.24	$0.75

Number of shares used in computation:
Basic	310	304	308	304
Diluted	310	304	317	314

Non-GAAP Results (in millions, except per share data)

The following tables reconcile the Company’s net income (loss) and diluted earnings (loss) per share as presented in its Unaudited Condensed Consolidated Statements of Operations as prepared in accordance with Generally Accepted Accounting Principles (“GAAP”) with its non-GAAP net income and non-GAAP diluted earnings per share. The Company’s non-GAAP net income and non-GAAP diluted earnings per share exclude acquired in-process technology, amortization of intangibles, certain litigation expenses, restructuring charges, and stock-based compensation. In addition, the Company’s non-GAAP net income and non-GAAP diluted earnings per share exclude income tax adjustments consisting of the income tax expense associated with the foregoing excluded items and the impact of certain one-time income tax adjustments.

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2007	2006	2007	2006
Net income (loss)	$(25)	$(16)	$76	$236
Change in deferred net revenue - packaged goods and digital content (b)
Acquired in-process technology	—	7	3	8
Amortization of intangibles	7	4	27	7
Certain litigation expenses	—	(1)	—	—
COGS amortization of intangibles	7	4	27	9
Restructuring charges	3	17	15	26
Stock-based compensation	28	2	133	3
Income tax adjustments	(1)	26	(34)	12

Non-GAAP net income	$19	$43	$247	$301

Non-GAAP diluted earnings per share	$0.06	$0.14	$0.78	$0.96
Number of shares used in non-GAAP diluted earnings per share computation	319	312	317	314

(a)	Derived from audited financial statements.
(b)	Effective April 1, 2007, the Company intends, on a prospective basis, to reflect the change in deferred net revenue – packaged goods and digital content in its non-GAAP financial measures.

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Balance Sheets

(in millions)

	March 31, 2007	March 31, 2006 (a)
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$2,635	$2,272
Marketable equity securities	341	160
Receivables, net of allowances of $214 and $232, respectively	256	199
Inventories	62	61
Deferred income taxes, net	84	86
Other current assets	219	234

Total current assets	3,597	3,012

Property and equipment, net	484	392
Investment in affiliates	6	11
Goodwill	734	647
Other intangibles, net	210	232
Deferred income taxes, net	25	—
Other assets	90	92

TOTAL ASSETS	$5,146	$4,386

LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$180	$163
Accrued and other current liabilities	823	697
Deferred net revenue – packaged goods and digital content	23	9

Total current liabilities	1,026	869

Deferred income taxes, net	8	29
Other liabilities	80	68

Total liabilities	1,114	966

Minority interest	—	12

Stockholders’ equity:
Common stock	3	3
Paid-in capital	1,412	1,081
Retained earnings	2,323	2,241
Accumulated other comprehensive income	294	83

Total stockholders’ equity	4,032	3,408

TOTAL LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS’ EQUITY	$5,146	$4,386

(a)	Derived from audited financial statements.

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Cash Flows

(in millions)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2007	2006	2007	2006 (a)
OPERATING ACTIVITIES
Net income (loss)	$(25)	$(16)	$76	$236
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, amortization and accretion	37	27	147	95
Stock-based compensation	28	2	133	3
Minority interest	—	1	(4)	6
Realized net losses on investments and sale of property and equipment	—	7	1	7
Tax benefit from exercise of stock options	—	16	—	133
Acquired in-process technology	—	7	3	8
Change in assets and liabilities:
Receivables, net	320	347	(18)	104
Inventories	19	8	12	(3)
Other assets	(17)	(36)	46	(71)
Accounts payable	(3)	(18)	(2)	31
Accrued and other liabilities	(135)	(11)	43	30
Deferred income taxes, net	(19)	5	(54)	8
Deferred net revenue - packaged goods and digital content	9	(2)	14	9

Net cash provided by operating activities	214	337	397	596

INVESTING ACTIVITIES
Capital expenditures	(60)	(36)	(178)	(123)
Proceeds from sale of property and equipment	—	2	2	2
Proceeds from sale of marketable equity securities	—	—	—	4
Purchase of investment in affiliates	—	—	(1)	(2)
Proceeds from sale of investment in affiliate	—	—	—	2
Proceeds from maturities and sales of short-term investments	404	479	1,315	1,427
Purchase of short-term investments	(434)	(408)	(1,522)	(755)
Acquisition of subsidiaries, net of cash acquired	(9)	(658)	(103)	(661)
Other investing activities	—	—	—	(2)

Net cash used in investing activities	(99)	(621)	(487)	(108)

FINANCING ACTIVITIES
Proceeds from issuance of common stock	35	55	168	206
Excess tax benefit from stock-based compensation	9	—	36	—
Repayment of note assumed in connection with acquisition	—	—	(14)	—
Repurchase and retirement of common stock	—	—	—	(709)

Net cash provided by (used in) financing activities	44	55	190	(503)

Effect of foreign exchange on cash and cash equivalents	13	9	29	(13)

Increase (decrease) in cash and cash equivalents	172	(220)	129	(28)
Beginning cash and cash equivalents	1,199	1,462	1,242	1,270

Ending cash and cash equivalents	1,371	1,242	1,371	1,242
Short-term investments	1,264	1,030	1,264	1,030

Ending cash, cash equivalents and short-term investments	$2,635	$2,272	$2,635	$2,272

(a)	Derived from audited financial statements.

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Supplemental Financial Information and Business Metrics

(in millions, except per share data, SKU count and Headcount)

	Q4 FY06	Q1 FY07	Q2 FY07	Q3 FY07	Q4 FY07	YOY % Change
CONSOLIDATED FINANCIAL DATA
Net revenue	641	413	784	1,281	613	(4%)
Net revenue - trailing twelve months (“TTM”)	2,951	2,999	3,108	3,119	3,091	5%

Gross profit	397	245	445	811	378	(5%)
Gross margin - % of net revenue	62%	59%	57%	63%	62%
Gross profit - TTM	1,770	1,801	1,855	1,898	1,879	6%
Gross margin - TTM % of net revenue	60%	60%	60%	61%	61%

Operating income (loss)	25	(119)	14	215	(71)	(384%)
Operating income (loss) margin - % of net revenue	4%	(29%)	2%	17%	(12%)
Operating income - TTM	325	302	267	135	39	(88%)
Operating income margin - TTM % of net revenue	11%	10%	9%	4%	1%

Net income (loss)	(16)	(81)	22	160	(25)	(56%)
Diluted earnings (loss) per share	($0.05)	($0.26)	$0.07	$0.50	($0.08)	(60%)
Net income - TTM	236	213	184	85	76	(68%)
Diluted earnings per share - TTM	$0.75	$0.68	$0.59	$0.26	$0.24	(68%)

CASH FLOW DATA
Operating cash flow	337	(38)	(6)	227	214	(36%)
Operating cash flow - TTM	596	589	571	520	397	(33%)

Capital expenditures	36	38	48	32	60	67%
Capital expenditures - TTM	123	128	153	154	178	45%

BALANCE SHEET DATA
Cash, cash equivalents and short-term investments	2,272	2,231	2,172	2,411	2,635	16%
Marketable equity securities	160	166	204	235	341	113%
Receivables, net	199	41	267	551	256	29%
Inventories	61	59	67	72	62	2%
Deferred net revenue - packaged goods and digital content	9	6	6	14	23	156%

STOCK-BASED COMPENSATION
Cost of goods sold	—	—	1	—	1
Marketing and sales	—	5	4	5	3
General and administrative	1	11	9	10	7
Research and development	1	21	19	20	17

Total Stock-Based Compensation	2	37	33	35	28

STOCK-BASED COMPENSATION - as a % of Net Revenue
Cost of goods sold	—	—	—	—	—
Marketing and sales	—	1%	1%	—	1%
General and administrative	—	3%	1%	1%	1%
Research and development	—	5%	2%	2%	3%

Total Stock-Based Compensation	—	9%	4%	3%	5%

OTHER
Employees	7,175	7,116	7,517	7,761	7,893	10%
Diluted weighted-average shares	304	306	315	319	310

GEOGRAPHIC REVENUE MIX
North America	340	209	512	637	307	(10%)
International	301	204	272	644	306	2%

Europe	262	169	245	583	264	1%
Asia	39	35	27	61	42	8%

Net Revenue	641	413	784	1,281	613	(4%)

GEOGRAPHIC REVENUE MIX - as a % of Net Revenue
North America	53%	51%	65%	50%	50%
International	47%	49%	35%	50%	50%

Europe	41%	41%	31%	45%	43%
Asia	6%	8%	4%	5%	7%

Net Revenue	100%	100%	100%	100%	100%

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Supplemental Financial Information and Business Metrics

(in millions, except per share data, SKU count and Headcount)

	Q4 FY06	Q1 FY07	Q2 FY07	Q3 FY07	Q4 FY07	YOY % Change
PLATFORM REVENUE MIX
PlayStation 2	211	99	269	400	117	(45%)
Xbox 360	64	61	166	172	82	28%
PLAYSTATION 3	—	—	—	41	52	N/M
Wii	—	—	—	29	36	N/M
Xbox	68	23	65	62	7	(90%)
Nintendo GameCube	17	11	14	32	4	(76%)

Total Consoles	360	194	514	736	298	(17%)

PC	104	66	86	218	128	23%

PSP	54	37	64	118	39	(28%)
Cellular Handsets	15	33	35	35	36	140%
Nintendo DS	11	8	14	55	27	145%
Game Boy Advance	8	7	8	21	3	(63%)

Total Mobility	88	85	121	229	105	19%

Co-publishing and Distribution	52	42	39	49	45	(13%)
Subscription Services	17	16	15	24	24	41%
Licensing, Advertising & Other	20	10	9	25	13	(35%)

Total Internet Services, Licensing & Other	37	26	24	49	37	—

Net Revenue	641	413	784	1,281	613	(4%)

PLATFORM REVENUE MIX - as a % of Net Revenue
PlayStation 2	33%	24%	35%	31%	19%
Xbox 360	10%	15%	21%	13%	13%
PLAYSTATION 3	—	—	—	3%	9%
Wii	—	—	—	2%	6%
Xbox	10%	5%	8%	5%	1%
Nintendo GameCube	3%	3%	2%	3%	1%

Total Consoles	56%	47%	66%	57%	49%

PC	16%	16%	11%	17%	21%

PSP	9%	9%	8%	9%	6%
Cellular Handsets	2%	8%	4%	3%	6%
Nintendo DS	2%	2%	2%	4%	5%
Game Boy Advance	1%	2%	1%	2%	—

Total Mobility	14%	21%	15%	18%	17%

Co-publishing and Distribution	8%	10%	5%	4%	7%
Subscription Services	3%	4%	2%	2%	4%
Licensing, Advertising & Other	3%	2%	1%	2%	2%

Total Internet Services, Licensing & Other	6%	6%	3%	4%	6%

Net Revenue	100%	100%	100%	100%	100%

Platform SKU Release Mix
PlayStation 2	8	2	8	6	6	(25%)
Xbox 360	2	2	7	5	4	100%
PLAYSTATION 3	—	—	—	4	3	N/M
Wii	—	—	—	2	4	N/M
Xbox	8	2	7	2	—	(100%)
Nintendo GameCube	1	1	2	2	—	(100%)

Total Consoles	19	7	24	21	17	(11%)

PC	7	5	6	9	6	(14%)

PSP	2	2	9	5	2	—
Nintendo DS	1	1	2	3	2	100%
Game Boy Advance	—	1	2	3	—	N/M

Total Mobility	3	4	13	11	4	33%

Total SKUs	29	16	43	41	27	(7%)

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Supplemental Fact Sheet for Q4 Fiscal 2007

Q4 Product Releases (i)	Platform

• Arena Football™: Road to Glory	PlayStation®2
• Burnout™ Dominator	PlayStation 2
• UEFA Champions League™ 2006-2007	PlayStation 2
• Medal of Honor Vanguard™	PlayStation 2
• MVP™ 07 NCAA® Baseball	PlayStation 2
• NCAA® March Madness® 07	PlayStation 2
• UEFA Champions League 2006-2007	Xbox 360™
• DEF JAM: ICON™	Xbox 360
• NBA STREET Homecourt	Xbox 360
• NCAA March Madness 07	Xbox 360
• DEF JAM: ICON	PLAYSTATION®3
• NBA STREET Homecourt	PLAYSTATION 3
• The Godfather® The Don’s Edition	PLAYSTATION 3
• Medal of Honor Vanguard	Wii™
• SSX™ Blur	Wii
• The Godfather BlackHand Edition	Wii
• Tiger Woods PGA TOUR® 07	Wii
• Battlefield 2142™: Northern Strike	PC
• UEFA Champions League 2006-2007	PC
• Command & Conquer 3 Tiberium Wars™	PC
• Command & Conquer 3 Tiberium Wars: Kane Edition	PC
• The Sims™ 2 Seasons	PC
• The Sims Life Stories	PC
• Burnout Dominator	PSP®
• UEFA Champions League 2006-2007	PSP
• Bejeweled®	Cellular Handsets
• EA SPORTS™ MVP Baseball™ 07	Cellular Handsets
• EA™ Pool	Cellular Handsets
• NASCAR® 07	Cellular Handsets
• Pictionary®	Cellular Handsets
• Tetris®	Cellular Handsets
• Tiger Woods PGA TOUR 07	Cellular Handsets
• Pogo™ Island	Nintendo DS™
• Theme Park™	Nintendo DS

Co-publishing, Distribution, and International only (ii)

• FIFA Manager 07 Extra Time (iii)	PC
• SimCity™ (iii)	Nintendo DS

(i)	Cellular handsets are not included in SKU count.
(ii)	Co-publishing, distribution, and international only are not included in SKU count.
(iii)	International only

    All trademarks are the property of their respective owners.

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Reconciliation of GAAP to Non-GAAP Results

(in millions, except per share data)

The following tables reconcile the Company’s gross profit, operating income (loss), net income (loss) and diluted earnings (loss) per share as presented in its Unaudited Condensed Consolidated Statements of Operations as prepared in accordance with Generally Accepted Accounting Principles (“GAAP”) with its non-GAAP gross profit, non-GAAP operating income (loss), non-GAAP net income (loss), and non-GAAP earnings (loss) per share. The Company’s non-GAAP gross profit excludes COGS amortization of intangibles and stock-based compensation. The Company’s non-GAAP operating income (loss), non-GAAP net income (loss), and non-GAAP diluted earnings (loss) per share exclude acquired in-process technology, amortization of intangibles, certain litigation expenses, restructuring charges, and stock-based compensation. In addition, the Company’s non-GAAP net income (loss) and non-GAAP diluted earnings (loss) per share exclude income tax adjustments consisting of the income tax expense associated with the foregoing excluded items and the impact of certain one-time income tax adjustments.

	Q4 FY06	Q1 FY07	Q2 FY07	Q3 FY07	Q4 FY07	YOY % Change
QUARTERLY RECONCILIATION OF RESULTS
GAAP net revenue	$641	$413	$784	$1,281	$613	(4%)
Change in deferred net revenue - packaged goods and digital content (a)

Non-GAAP net revenue (a)	$641	$413	$784	$1,281	$613	(4%)

GAAP gross profit	$397	$245	$445	$811	$378	(5%)
Change in deferred net revenue - packaged goods and digital content (a)
COGS amortization of intangibles	4	6	7	7	7
Stock-based compensation	—	—	1	—	1

Non-GAAP gross profit	$401	$251	$453	$818	$386	(4%)

Non-GAAP gross margin - % of non-GAAP net revenue	63%	61%	58%	64%	63%

GAAP operating income (loss)	$25	$(119)	$14	$215	$(71)	(384%)
Change in deferred net revenue - packaged goods and digital content (a)
Acquired in-process technology	7	—	2	1	—
Amortization of intangibles	4	6	7	7	7
Certain litigation expenses	(1)	—	—	—	—
COGS amortization of intangibles	4	6	7	7	7
Restructuring charges	17	6	4	2	3
Stock-based compensation	2	37	33	35	28

Non-GAAP operating income (loss)	$58	$(64)	$67	$267	$(26)	(145%)

Non-GAAP operating income (loss) margin - % of non-GAAP net revenue	9%	(15%)	9%	21%	(4%)

GAAP net income (loss)	$(16)	$(81)	$22	$160	$(25)	(56%)
Change in deferred net revenue - packaged goods and digital content (a)
Acquired in-process technology	7	—	2	1	—
Amortization of intangibles	4	6	7	7	7
Certain litigation expenses	(1)	—	—	—	—
COGS amortization of intangibles	4	6	7	7	7
Restructuring charges	17	6	4	2	3
Stock-based compensation	2	37	33	35	28
Income tax adjustments	26	(12)	(10)	(11)	(1)

Non-GAAP net income (loss)	$43	$(38)	$65	$201	$19	(56%)

Non-GAAP net income (loss) margin - % of non-GAAP net revenue	7%	(9%)	8%	16%	3%

GAAP diluted earnings (loss) per share	($0.05)	($0.26)	$0.07	$0.50	($0.08)	(60%)
Non-GAAP diluted earnings (loss) per share	$0.14	($0.12)	$0.21	$0.63	$0.06	(57%)
Shares used in non-GAAP diluted earnings (loss) per share computation	312	306	315	319	319

(a)	Effective April 1, 2007, the Company intends, on a prospective basis, to reflect the change in deferred net revenue – packaged goods and digital content in its non-GAAP financial measures.

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Reconciliation of GAAP to Non-GAAP Results

(in millions, except per share data)

The following tables reconcile the Company’s gross profit, operating income (loss), net income (loss) and diluted earnings (loss) per share as presented in its Unaudited Condensed Consolidated Statements of Operations as prepared in accordance with Generally Accepted Accounting Principles (“GAAP”) with its non-GAAP gross profit, non-GAAP operating income (loss), non-GAAP net income (loss), and non-GAAP earnings (loss) per share. The Company’s non-GAAP gross profit excludes COGS amortization of intangibles and stock-based compensation. The Company’s non-GAAP operating income (loss), non-GAAP net income (loss), and non-GAAP diluted earnings (loss) per share exclude acquired in-process technology, amortization of intangibles, certain litigation expenses, restructuring charges, and stock-based compensation. In addition, the Company’s non-GAAP net income (loss) and non-GAAP diluted earnings (loss) per share exclude income tax adjustments consisting of the income tax expense associated with the foregoing excluded items and the impact of certain one-time income tax adjustments.

	Q4 FY06	Q1 FY07	Q2 FY07	Q3 FY07	Q4 FY07	YOY % Change
TRAILING TWELVE MONTH RECONCILIATION OF RESULTS
GAAP net revenue	$2,951	$2,999	$3,108	$3,119	$3,091	5%
Change in deferred net revenue - packaged goods and digital content (a)

Non-GAAP net revenue (a)	$2,951	$2,999	$3,108	$3,119	$3,091	5%

GAAP gross profit	$1,770	$1,801	$1,855	$1,898	$1,879	6%
Change in deferred net revenue - packaged goods and digital content (a)
COGS amortization of intangibles	9	14	19	24	27
Stock-based compensation	—	—	1	1	2

Non-GAAP gross profit	$1,779	$1,815	$1,875	$1,923	$1,908	7%

Non-GAAP gross profit - % of non-GAAP net revenue	60%	61%	60%	62%	62%

GAAP operating income	$325	$302	$267	$135	$39	(88%)
Change in deferred net revenue - packaged goods and digital content (a)
Acquired in-process technology	8	7	9	10	3
Amortization of intangibles	7	12	18	24	27
Certain litigation expenses	—	—	(1)	(1)	—
COGS amortization of intangibles	9	14	19	24	27
Restructuring charges	26	32	36	29	15
Stock-based compensation	3	40	72	107	133

Non-GAAP operating income	$378	$407	$420	$328	$244	(35%)

Non-GAAP operating income margin - % of non-GAAP net revenue	13%	14%	14%	11%	8%

GAAP net income	$236	$213	$184	$85	$76	(68%)
Change in deferred net revenue - packaged goods and digital content (a)
Acquired in-process technology	8	7	9	10	3
Amortization of intangibles	7	12	18	24	27
Certain litigation expenses	—	—	(1)	(1)	—
COGS amortization of intangibles	9	14	19	24	27
Restructuring charges	26	32	36	29	15
Stock-based compensation	3	40	72	107	133
Income tax adjustments	12	1	1	(7)	(34)

Non-GAAP net income	$301	$319	$338	$271	$247	(18%)

Non-GAAP net income margin - % of non-GAAP net revenue	10%	11%	11%	9%	8%

GAAP diluted earnings per share	$0.75	$0.68	$0.59	$0.26	$0.24	(68%)
Non-GAAP diluted earnings per share	$0.96	$1.03	$1.09	$0.86	$0.78	(19%)

(a)	Effective April 1, 2007, the Company intends, on a prospective basis, to reflect the change in deferred net revenue - packaged goods and digital content in its non-GAAP financial measures.

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Supplemental Non-GAAP Financial Information and Non-GAAP Business Metrics

(in millions, except per share data)

	Q4 FY06	Q1 FY07	Q2 FY07	Q3 FY07	Q4 FY07	YOY % Change
CONSOLIDATED NON-GAAP FINANCIAL DATA (b)
Non-GAAP net revenue	641	413	784	1,281	613	(4%)
Non-GAAP net revenue - TTM	2,951	2,999	3,108	3,119	3,091	5%

Non-GAAP gross profit	401	251	453	818	386	(4%)
Non-GAAP gross margin - % of non-GAAP net revenue	63%	61%	58%	64%	63%
Non-GAAP gross profit - TTM	1,779	1,815	1,875	1,923	1,908	7%
Non-GAAP gross margin - TTM % of non-GAAP net revenue	60%	61%	60%	62%	62%

Non-GAAP operating income (loss)	58	(64)	67	267	(26)	(145%)
Non-GAAP operating income (loss) margin - % of non-GAAP net revenue	9%	(15%)	9%	21%	(4%)
Non-GAAP operating income - TTM	378	407	420	328	244	(35%)
Non-GAAP operating income margin - TTM % of non-GAAP net revenue	13%	14%	14%	11%	8%

Non-GAAP net income (loss)	43	(38)	65	201	19	(56%)
Non-GAAP diluted earnings (loss) per share	$0.14	($0.12)	$0.21	$0.63	$0.06	(57%)
Non-GAAP net income - TTM	301	319	338	271	247	(18%)
Non-GAAP diluted earnings per share - TTM	$0.96	$1.03	$1.09	$0.86	$0.78	(19%)

GAAP GEOGRAPHIC REVENUE MIX
North America	340	209	512	637	307	(10%)
International	301	204	272	644	306	2%

Europe	262	169	245	583	264	1%
Asia	39	35	27	61	42	8%

Net Revenue	641	413	784	1,281	613	(4%)

CHANGE IN DEFERRED NET REVENUE - PACKAGED GOODS AND DIGITAL CONTENT GEOGRAPHIC MIX (a)
North America
International

Europe
Asia

Change In Deferred Net Revenue - Packaged Goods and Digital Content

NON-GAAP GEOGRAPHIC REVENUE MIX
North America	340	209	512	637	307	(10%)
International	301	204	272	644	306	2%

Europe	262	169	245	583	264	1%
Asia	39	35	27	61	42	8%

Non-GAAP Net Revenue	641	413	784	1,281	613	(4%)

NON-GAAP GEOGRAPHIC REVENUE MIX - as a % of Non-GAAP Net Revenue
North America	53%	51%	65%	50%	50%
International	47%	49%	35%	50%	50%

Europe	41%	41%	31%	45%	43%
Asia	6%	8%	4%	5%	7%

Non-GAAP Net Revenue	100%	100%	100%	100%	100%

(a)	Effective April 1, 2007, the Company intends, on a prospective basis, to reflect the change in deferred net revenue - packaged goods and digital content in its non-GAAP financial measures.
(b)	Refer to Unaudited Reconciliation of GAAP to Non-GAAP Results.